Exhibit 99.1

AeroVironment Announces Fiscal 2023 First Quarter Results

ARLINGTON, VA, September 7, 2022 — AeroVironment, Inc. (NASDAQ: AVAV), a global leader in intelligent, multi-domain robotic systems, today reported financial results for the first quarter ended July 30, 2022.

First Quarter Highlights

●	First quarter revenue of $108.5 million, up 7% year-over-year

●	First quarter gross margin of $33.7 million, an increase of 17% year-over-year; gross margin percentage rose approximately 300 basis points, to 31%

●	First quarter net loss attributable to AeroVironment of $(8.4) million and non-GAAP adjusted EBITDA of $13 million

●	Strong August bookings resulted in record funded backlog of $307.6 million as of August 27, 2022

“The company achieved first quarter results in line with expectations, and we are reaffirming our fiscal 2023 guidance as shared last quarter, “ said Wahid Nawabi, AeroVironment chairman, president and chief executive officer. “We’re excited about the traction we’re receiving in the market, underscored by recent Switchblade orders and award of the U.S. Army’s Future Tactical UAS Increment 1. Even though backlog was flat relative to last quarter, strong August bookings have led to a record funded backlog.

“Overall, we are successfully managing ongoing supply chain challenges and are well positioned for continued value creation due to strong demand across nearly all our product lines led by heightened global interest in our Switchblade Tactical Missile Systems, Small Unmanned Aircraft Systems, and Medium Unmanned Aircraft Systems product lines.”

FISCAL 2023 FIRST QUARTER RESULTS

Revenue for the first quarter of fiscal 2023 was $108.5 million, an increase of 7% from the first quarter of fiscal 2022 revenue of $101.0 million. The increase in revenue reflects an increase in product sales of $4.9 million and an increase in service revenue of $2.6 million. The increase in revenue was primarily due to increases in revenue in the Tactical Missile Systems (“TMS”) segment of $3.8 million, All Other segment of $3.6 million primarily due to an increase in customer-funded research and development revenue and the Small Unmanned Aircraft Systems (“Small UAS”) segment of $3.3 million. These increases were partially offset by a decrease in revenue from the Medium Unmanned Aircraft Systems (“MUAS”) segment of $3.1 million.

Gross margin for the first quarter of fiscal 2023 was $33.7 million, an increase of 17% from the first quarter of fiscal 2022 gross margin of $28.7 million. The increase in gross margin reflects higher product margin of $4.5 million and higher service margin of $0.4 million. As a percentage of revenue, gross margin increased to 31% from 28%. Gross margin was negatively impacted by $3.0 million of intangible amortization expense and other related non-cash purchase accounting expenses in the first quarter of fiscal 2023 as compared to $4.0 million in the first quarter of fiscal 2022.

Loss from operations for the first quarter of fiscal 2023 was $3.3 million, a decrease of $8.8 million from the first quarter of fiscal 2022 loss from operations of $12.1 million. The decrease in loss from operations was primarily the result of a decrease in selling, general and administrative (“SG&A”) expense of $5.2 million and an increase in gross margin of $5.0 million, partially offset by an increase in research and development (“R&D”) expense of $1.3 million. The decrease in SG&A expense reflects a decrease in acquisition-related expenses of $2.9 million and a decrease in intangible amortization expense and other related non-cash purchase accounting expenses of $1.2 million.

Other expense, net, for the first quarter of fiscal 2023 was $2.0 million, as compared to other expense, net of $1.6 million for the first quarter of fiscal 2022, primarily due to an increase in interest expense resulting from an increase in interest rates.

Provision for income taxes for the first quarter of fiscal 2023 was $2.6 million, as compared to a benefit from income taxes of $(1.0) million for the first quarter of fiscal 2022. The increase in provision for income taxes was primarily due to changes in the full fiscal year projected effective income tax rate.

Equity method investment loss, net of tax, for the first quarter of fiscal 2023 was $0.5 million, as compared to $1.1 million for the first quarter of fiscal 2022. Subsequent to the sale of the equity interest in HAPSMobile during the three months ended April 30, 2022, equity method investment loss, net of tax only relates to activity from investments in limited partnership funds.

Net loss attributable to AeroVironment for the first quarter of fiscal 2023 was $8.4 million, or $(0.34) per diluted share, as compared to $14.0 million, or $(0.57) per diluted share, for the first quarter of fiscal 2022.

Non-GAAP loss per diluted share was $(0.10) for the first quarter of fiscal 2023, as compared to $(0.17) for the first quarter of fiscal 2022.

BACKLOG

As of July 30, 2022, funded backlog (defined as remaining performance obligations under firm orders for which funding is currently appropriated to the Company under a customer contract) was $203.9 million, as compared to $210.8 million as of April 30, 2022. As of August 27, 2022, funded backlog was $307.6 million.

FISCAL 2023 — OUTLOOK FOR THE FULL YEAR

For the fiscal year 2023, the Company continues to expect revenue of between $490 million and $520 million, net income of between $11 million and $18 million, Non-GAAP adjusted EBITDA of between $82 million and $92 million, earnings per diluted share of between $0.42 and $0.72 and non-GAAP earnings per diluted share, which excludes amortization of intangible assets and other non-cash purchase accounting expenses, of between $1.35 and $1.65.

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, subject to certain risks and uncertainties, and including certain assumptions with respect to our ability to efficiently and on a timely basis integrate our acquisitions, obtain and retain government contracts, changes in the timing and/or amount of government spending, changes in the demand for our products and services, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates.

CONFERENCE CALL AND PRESENTATION

In conjunction with this release, AeroVironment, Inc. will host a conference call today, Wednesday, September 7, 2022, at 4:30 pm Eastern Time that will be webcast live. Wahid Nawabi, chairman, president and chief executive officer, Kevin P. McDonnell, chief financial officer and Jonah Teeter-Balin, senior director corporate development and investor relations, will host the call.

New this quarter, investors may access the call by registering via the following participant registration link up to ten minutes prior to the start time.

Participant registration URL: https://register.vevent.com/register/BI9db32ad42d4b4fd5a1ec1f9a55e658f5

Investors may also listen to the live audio webcast via the Investor Relations page of the AeroVironment, Inc. website, http://investor.avinc.com. Please allow 15 minutes prior to the call to download and install any necessary audio software.

A supplementary investor presentation for the first quarter fiscal year 2023 can be accessed at https://investor.avinc.com/events-and-presentations.

Audio Replay

An audio replay of the event will be archived on the Investor Relations section of the Company's website at http://investor.avinc.com.

ABOUT AEROVIRONMENT, INC.

AeroVironment (NASDAQ: AVAV) provides technology solutions at the intersection of robotics, sensors, software analytics and connectivity that deliver more actionable intelligence so you can Proceed with Certainty. Headquartered in Virginia, AeroVironment is a global leader in intelligent, multi-domain robotic systems, and serves defense, government and commercial customers. For more information, visit www.avinc.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.

Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the impact of our recent acquisitions of Arcturus UAV, Telerob and ISG and our ability to successfully integrate them into our operations; the risk that disruptions will occur from the transactions that will harm our business; any disruptions or threatened disruptions to our relationships with our distributors, suppliers, customers and employees, including shortages in components for our products; the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs; reliance on sales to the U.S. government and related to our development of HAPS UAS; availability of U.S. government funding for defense procurement and R&D programs; changes in the timing and/or amount of government spending; our ability to perform under existing contracts and obtain new contracts; risks related to our international business, including compliance with export control laws; potential need for changes in our long-term strategy in response to future developments; the extensive regulatory requirements governing our contracts with the U.S. government and international customers; the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements; unexpected technical and marketing difficulties inherent in major research and product development efforts; the impact of potential security and cyber threats or the risk of unauthorized access to our, our customers’ and/or our suppliers’ information and systems; changes in the supply and/or demand and/or prices for our products and services; increased competition; uncertainty in the customer adoption rate of commercial use unmanned aircraft systems; failure to remain a market innovator, to create new market opportunities or to expand into new markets; unexpected changes in significant operating expenses, including components and raw materials; failure to develop new products or integrate new technology into current products; unfavorable results in legal proceedings; our ability to respond and adapt to unexpected legal, regulatory and government budgetary changes, including those resulting from the ongoing COVID-19 pandemic, such as supply chain disruptions, vaccine mandates, the threat of future variants and potential governmentally-mandated shutdowns, quarantine policies, travel restrictions and social distancing, curtailment of trade, diversion of government resources to non-defense priorities, and other business restrictions affecting our ability to manufacture and sell our products and provide our services; our ability to comply with the covenants in our loan documents; our ability to attract and retain skilled employees; the impact of inflation; and general economic and business conditions in the United States and elsewhere in the world; and the failure to establish and maintain effective internal control over financial reporting. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. See in the financial tables below the calculation of these measures, the reasons why we believe these measures provide useful information to investors, and a reconciliation of these measures to the most directly comparable GAAP measures.

– Financial Tables Follow –

AeroVironment, Inc.

Consolidated Statements of Operations (Unaudited)

(In thousands except share and per share data)

	Three Months Ended
	July 30,	July 31,
	2022	2021

	(Unaudited)
Revenue:
Product sales	$57,974	$53,116
Contract services	50,542	47,893
	108,516	101,009
Cost of sales:
Product sales	32,899	32,590
Contract services	41,903	39,696
	74,802	72,286
Gross margin:
Product sales	25,075	20,526
Contract services	8,639	8,197
	33,714	28,723
Selling, general and administrative	21,943	27,128
Research and development	15,045	13,708
Loss from operations	(3,274)	(12,113)
Other loss:
Interest expense, net	(1,603)	(1,275)
Other expense, net	(406)	(346)
Loss before income taxes	(5,283)	(13,734)
Provision for (benefit from) income taxes	2,606	(957)
Equity method investment loss, net of tax	(500)	(1,141)
Net loss	(8,389)	(13,918)
Net income attributable to noncontrolling interest	(6)	(63)
Net loss attributable to AeroVironment, Inc.	$(8,395)	$(13,981)
Net loss per share attributable to AeroVironment, Inc.
Basic	$(0.34)	$(0.57)
Diluted	$(0.34)	$(0.57)
Weighted-average shares outstanding:
Basic	24,804,232	24,620,180
Diluted	24,804,232	24,620,180

AeroVironment, Inc.

Consolidated Balance Sheets

(In thousands except share data)

	July 30,	April 30,
	2022	2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$93,183	$77,231
Short-term investments	12,655	24,716
Accounts receivable, net of allowance for doubtful accounts of $615 at July 30, 2022 and $592 at April 30, 2022	52,062	60,170
Unbilled receivables and retentions	89,397	104,194
Inventories	98,603	90,629
Income taxes receivable	—	442
Prepaid expenses and other current assets	11,368	11,527
Total current assets	357,268	368,909
Long-term investments	17,707	15,433
Property and equipment, net	61,862	62,296
Operating lease right-of-use assets	25,385	26,769
Deferred income taxes	7,671	7,290
Intangibles, net	91,009	97,224
Goodwill	333,791	334,347
Other assets	1,961	1,932
Total assets	$896,654	$914,200
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$21,945	$19,244
Wages and related accruals	17,403	25,398
Customer advances	10,258	8,968
Current portion of long-term debt	10,000	10,000
Current operating lease liabilities	7,029	6,819
Income taxes payable	2,962	759
Other current liabilities	26,279	30,203
Total current liabilities	95,876	101,391
Long-term debt, net of current portion	175,481	177,840
Non-current operating lease liabilities	20,371	21,915
Other non-current liabilities	759	768
Liability for uncertain tax positions	1,450	1,450
Deferred income taxes	2,547	2,626
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares—10,000,000; none issued or outstanding at July 30, 2022 and April 30, 2022	—	—
Common stock, $0.0001 par value:
Authorized shares—100,000,000
Issued and outstanding shares—24,990,590 shares at July 30, 2022 and 24,951,287 shares at April 30, 2022	2	2
Additional paid-in capital	268,641	267,248
Accumulated other comprehensive loss	(7,558)	(6,514)
Retained earnings	338,838	347,233
Total AeroVironment, Inc. stockholders’ equity	599,923	607,969
Noncontrolling interest	247	241
Total equity	600,170	608,210
Total liabilities and stockholders’ equity	$896,654	$914,200

AeroVironment, Inc.

Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Three Months Ended
	July 30,	July 31,
	2022	2021
Operating activities
Net loss	$(8,389)	$(13,918)
Adjustments to reconcile net loss from operations to cash provided by (used in) operating activities:
Depreciation and amortization	14,000	13,654
Loss from equity method investments	500	1,141
Amortization of debt issuance costs	211	129
Provision for doubtful accounts	23	(20)
Other non-cash expense, net	153	48
Non-cash lease expense	1,590	1,677
(Gain) loss on foreign currency transactions	(44)	19
Deferred income taxes	(381)	(472)
Stock-based compensation	2,217	1,922
Loss on disposal of property and equipment	485	379
Amortization of debt securities	130	90
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	8,053	17,914
Unbilled receivables and retentions	14,754	(14,684)
Inventories	(11,707)	(6,058)
Income taxes receivable	442	(326)
Prepaid expenses and other assets	46	481
Accounts payable	3,323	(7,997)
Other liabilities	(9,519)	(9,283)
Net cash provided by (used in) operating activities	15,887	(15,304)
Investing activities
Acquisition of property and equipment	(5,393)	(5,428)
Equity method investments	(2,774)	(2,692)
Business acquisitions, net of cash acquired	—	(46,150)
Redemptions of available-for-sale investments	13,280	17,925
Purchases of available-for-sale investments	(1,326)	—
Net cash provided by (used in) investing activities	3,787	(36,345)
Financing activities
Principal payments of term loan	(2,500)	(2,500)
Tax withholding payment related to net settlement of equity awards	(824)	(1,176)
Holdback and retention payments for business acquisition	—	(5,991)
Exercise of stock options	—	119
Other	(7)	(8)
Net cash used in financing activities	(3,331)	(9,556)
Effects of currency translation on cash and cash equivalents	(391)	(111)
Net increase (decrease) in cash, cash equivalents, and restricted cash	15,952	(61,316)
Cash, cash equivalents and restricted cash at beginning of period	77,231	157,063
Cash, cash equivalents and restricted cash at end of period	$93,183	$95,747
Supplemental disclosures of cash flow information
Cash paid, net during the period for:
Income taxes	$—	$—
Interest	$2,169	$—
Non-cash activities
Unrealized (gain) loss on available-for-sale investments, net of deferred tax expense of $6 and $0 for the three months ended July 30, 2022 and July 31, 2021, respectively	$(20)	$4
Change in foreign currency translation adjustments	$(1,064)	$(733)
Issuances of inventory to property and equipment, ISR in-service assets	$3,364	$6,881
Acquisitions of property and equipment included in accounts payable	$543	$821

AeroVironment, Inc.

Reportable Segment Results (Unaudited)

(In thousands)

	Three Months Ended July 30, 2022
	Small UAS	TMS	MUAS	HAPS	All other	Total
Revenue	$43,256	$23,011	$19,262	$10,215	$12,772	$108,516
Gross margin	21,296	7,746	(1,073)	3,324	2,421	33,714

Income (loss) from operations	8,025	(1,031)	(9,584)	2,539	(3,223)	(3,274)
Acquisition-related expenses	-	-	221	-	114	335
Amortization of acquired intangible assets and other purchase accounting adjustments	682	-	4,831	-	1,334	6,847
Adjusted income (loss) from operations	$8,707	$(1,031)	$(4,532)	$2,539	$(1,775)	$3,908

	Three Months Ended July 31, 2021
	Small UAS	TMS	MUAS	HAPS	All other	Total
Revenue	$39,924	$19,176	$22,379	$10,352	$9,178	$101,009
Gross margin	16,920	5,989	3,181	3,174	(541)	28,723

Income (loss) from operations	1,958	(463)	(6,381)	1,103	(8,330)	(12,113)
Acquisition-related expenses	424	251	1,384	104	1,091	3,254
Amortization of acquired intangible assets and other purchase accounting adjustments	707	-	5,191	-	3,226	9,124
Adjusted income (loss) from operations	$3,089	$(212)	$194	$1,207	$(4,013)	$265

AeroVironment, Inc.

Reconciliation of non-GAAP Loss per Diluted Share (Unaudited)

	Three Months Ended	Three Months Ended
	July 30, 2022	July 31, 2021

Loss per diluted share	$(0.34)	$(0.57)
Acquisition-related expenses	0.02	0.11
Amortization of acquired intangible assets and other purchase accounting adjustments	0.22	0.29
Loss per diluted share as adjusted (Non-GAAP)	$(0.10)	$(0.17)

Reconciliation of non-GAAP adjusted EBITDA (Unaudited)

	Three Months Ended	Three Months Ended
(in millions)	July 30, 2022	July 31, 2021
Net loss	$(8)	$(14)
Interest expense, net	2	1
Provision for (benefit from) income taxes	2	(1)
Depreciation and amortization	14	14
EBITDA (Non-GAAP)	10	—
Amortization of purchase accounting adjustment included in loss on disposal of property and equipment	—	1
Stock-based compensation	2	2
Equity method investment loss	1	1
Acquisition-related expenses	—	3
Adjusted EBITDA (Non-GAAP)	$13	$7

Reconciliation of Forecast Earnings per Diluted Share (Unaudited)

Fiscal year ending
April 30, 2023
Forecast earnings per diluted share	$0.42 - 0.72
Acquisition-related expenses	0.02
Amortization of acquired intangible assets and other purchase accounting adjustments	0.91
Forecast earnings per diluted share as adjusted (Non-GAAP)	$1.35 - 1.65

Reconciliation of 2023 Forecast and Fiscal Year 2022 Actual Non-GAAP adjusted EBITDA (Unaudited)

	Fiscal year ending	Fiscal year ended
(in millions)	April 30, 2023	April 30, 2022
Net income (loss)	$11 - 18	$(4)
Interest expense, net	5	5
Benefit from income taxes	(4) - (1)	(10)
Depreciation and amortization	60	61
EBITDA (Non-GAAP)	72 - 82	52
Amortization of purchase accounting adjustment included in loss on disposal of property and equipment	—	1
Stock-based compensation	8	5
Sale of ownership in HAPSMobile Inc. joint venture	—	(6)
Equity method investment loss (gain)	1	(5)
Legal accrual related to our former EES business	—	10
Acquisition-related expenses	1	5
Adjusted EBITDA (Non-GAAP)	$82 - 92	$62

Statement Regarding Non-GAAP Measures

The non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering additional ways of viewing our results that, when reconciled to the corresponding GAAP measures, help our investors to understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. In addition, management uses these non-GAAP measures to evaluate our operating and financial performance.

Non-GAAP Adjusted Operating Income

Adjusted operating income is defined as operating income before intangible amortization, amortization of non-cash purchase accounting adjustments, and acquisition related expenses.

Non-GAAP Earnings per Diluted Share

We exclude the acquisition-related expenses, amortization of acquisition-related intangible assets and one-time non-operating items because we believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization will recur in future periods until such intangible assets have been fully amortized.

Adjusted EBITDA (Non-GAAP)

Adjusted EBITDA is defined as net income before interest income, interest expense, income tax expense (benefit) and depreciation and amortization including amortization of purchase accounting adjustments, adjusted for the impact of certain other items, including stock-based compensation, acquisition related expenses, equity method investment gains or losses, and one-time non-operating gains or losses. We present Adjusted EBITDA, which is not a recognized financial measure under U.S. GAAP, because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation, intangible asset amortization will recur in future periods until such intangible assets have been fully amortized and that interest and income tax expenses will recur in future periods. In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

/////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////

For additional media and information, please follow us

CONTACT

Jonah Teeter-Balin

+1 (805) 520-8350 x4278

https://investor.avinc.com/contact-us